Exhibit 99.1

USA Technologies Announces Second Quarter Fiscal 2015 Results

Secures Third Party Financing Partner for QuickStart Program

MALVERN, Pa. – Feb. 17, 2015 – USA Technologies, Inc. (NASDAQ:USAT) ("USAT"), a leader of wireless, cashless payment and M2M telemetry solutions for small-ticket, self-serve retailing industries, today reported results for the second quarter of fiscal 2015 ended December 31, 2014.

Second Quarter Financial Highlights:

•	Total revenue of $12.8 million, a year-over-year increase of 21%

•	License and transaction fee revenue of $10.5 million, a year-over-year increase of 21%

•	Adjusted EBITDA of $1.7 million

•	GAAP net loss of $0.3 million, or $0.01 per share, including a charge for a non-cash income tax provision of approximately $0.4 million

•	Approximately Non-GAAP net income break even (see Non GAAP Reconciliation)

Total revenue for the second quarter of fiscal 2015 was $12.8 million, a 21% increase from $10.6 million in the second quarter of fiscal 2014.  License and transaction fees were $10.5 million compared with $8.7 million in the year ago quarter, a 21% increase. These fees, which are comprised of recurring monthly service fees as well as transaction processing fees, accounted for approximately 82% of total revenue. Equipment sales were $2.3 million compared to $1.9 million in last year's second quarter, a 23% increase.

USAT announced today that it executed an agreement on February 13, 2015 with an equipment leasing company to finance its QuickStart program - a five year, non-cancellable lease program relating to its ePort hardware. Under the agreement, the leasing company may buy USAT’s cashless ePort hardware and, in turn, lease the equipment directly to USAT‘s customers. Historically, USAT has utilized its own cash resources in connection with the QuickStart Program.

“We believe that the self-serve retail industry is in the midst of a significant transition toward the cashless and mobile solutions we pioneered and have been investing in for more than a decade," said Stephen P. Herbert, USA Technologies’ chairman and chief executive officer.  “If successful, our third party leasing program for the QuickStart Program would result in improved cash flows from operations and benefit the balance sheet.  As our products and services increasingly gain traction, we continue to drive recurring revenue and the fundamentals of our business.”

GAAP operating income for the second quarter of fiscal 2015 was approximately $50 thousand compared with GAAP operating income of $0.5 million in the prior corresponding quarter. For the second quarter of fiscal 2015, Adjusted EBITDA was $1.7 million compared with $1.9 million for the second quarter of fiscal 2014.

GAAP net loss for the second quarter of fiscal 2015 was approximately $0.3 million, or $(0.01) per share, compared with GAAP net income of $0.4 million, or $0.01 per share, for the second quarter of fiscal 2014.

On a non-GAAP basis, net loss was approximately zero, or $(0.00) per share, for the second quarter of fiscal 2015, compared to net income of $0.4 million, or $0.01 per share, for the second quarter of fiscal 2014.

Cash was $6.7 million as of December 31, 2014.

	Three Months Ended December 31
	2014	2013	%Change
Gross New Connections ('000s)	14	17	-17.6%
% from Existing Customer Base	82%	90%	-8.9%
Net New Connections ('000s)	12	7	71.4%
Total Connections ('000s)	288	224	28.6%

New Customers Added	550	475	15.8%
Total Customers	8,450	6,075	39.1%

Total Number of Transactions (millions)	51.0	40.2	26.9%
Transaction Volume ($millions)	$89.3	$69.1	29.2%

Fiscal 2015 Outlook

For full year fiscal 2015, management continues to expect total revenue in the range of $51.0 million to $53.0 million, for a growth rate of 20% to 26%. License and transaction fee revenue is expected to be in the range of $44.0 million to $47.0 million, for a growth rate of 24% to 31%. Net new connections are expected to be in the range of 66,000 to 76,000, for a growth rate of 27% to 46%.

Webcast and Conference Call

Management will host a conference call today, February 17, 2015 at 10:00 am EST.  To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 81862892

A live webcast of the conference call will be available at http://investor.usatech.com/events.cfm. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software. A telephone replay of the conference call will be available from 1:00pm ET on February 17, 2015 until 11:59pm ET February 20, 2015 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 81862892.  An archived replay of the conference call will also be available in the investor relations section of the Company's website.

ABOUT USA Technologies

USA Technologies is a leader of wireless, cashless payment and M2M telemetry solutions for small-ticket, self-serve retailing industries. ePort Connect® is the company's flagship service platform, a PCI-compliant, end-to-end suite of cashless payment and telemetry services specially tailored to fit the needs of small ticket, self-service retailing industries. USA Technologies also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, and QuickConnect, an API Web service for developers.  USA Technologies has been granted 87 patents; and has agreements with Verizon, Visa, Elavon and customers such as Compass, AMI Entertainment and others. Visit the website at www.usatech.com.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future earnings or taxable income of USAT; the incurrence by us of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to obtain widespread commercial acceptance of it products; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability of USAT to use available data to predict future market conditions, consumer behavior and any level of cashless usage; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; the ability of USAT to efficiently and securely integrate cashless payment with new machine technologies; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing the proprietary rights of others; whether USAT would be able to sell its ePort hardware to third party leasing companies as part of the QuickStart program; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

USA Technologies, Inc.
Consolidated Statement of Operations

	Three months ended December 31,		Six months ended December 31,
	2014	2013	2014	2013

Revenues:
License and transaction fees	$10,479,496	$8,671,085	$20,635,718	$17,178,129
Equipment sales	2,341,441	1,899,429	4,437,821	3,515,443
Total revenues	12,820,937	10,570,514	25,073,539	20,693,572

Cost of services	7,157,840	5,495,385	14,408,947	10,904,848
Cost of equipment	1,929,841	1,244,996	3,796,098	2,375,820
Gross profit	3,733,256	3,830,133	6,868,494	7,412,904

Operating expenses:
Selling, general and administrative	3,530,064	3,193,568	7,162,551	6,488,912
Depreciation and amortization	151,737	126,875	321,140	285,384
Total operating expenses	3,681,801	3,320,443	7,483,691	6,774,296
Operating income (loss)	51,455	509,690	(615,197)	638,608

Other income (expense):
Interest income	4,015	4,714	14,097	18,240
Interest expense	(49,429)	(60,405)	(124,340)	(121,381)
Change in fair value of warrant liabilities	135,402	(37,896)	445,454	181,201
Total other income (expense), net	89,988	(93,587)	335,211	78,060

Income (loss) before provision for income taxes	141,443	416,103	(279,986)	716,668
Provision for income taxes	(402,358)	(6,912)	(41,885)	(13,823)

Net income (loss)	(260,915)	409,191	(321,871)	702,845
Cumulative preferred dividends	-	-	(332,226)	(332,226)
Net income (loss) applicable to common shares	$(260,915)	$409,191	$(654,097)	$370,619
Net earnings (loss) per common share - basic	$(0.01)	$0.01	$(0.02)	$0.01

Weighted average number of common shares outstanding	35,657,519	34,136,884	35,625,199	33,730,590
Net earnings (loss) per common share - diluted	$(0.01)	$0.01	$(0.02)	$0.01
Diluted weighted average number of common shares outstanding	35,657,519	34,222,731	35,625,199	33,730,590

USA Technologies, Inc.
Consolidated Balance Sheets
	December 31, 2014	June 30, 2014
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$6,734,077	$9,072,320
Accounts receivable, less allowance for uncollectible accounts of $197,000 and $63,000, respectively	2,758,475	2,683,579
Finance receivables	362,898	119,793
Inventory	3,448,374	1,486,777
Prepaid expenses and other current assets	586,144	363,367
Deferred income taxes	907,691	907,691
Total current assets	14,797,659	14,633,527

Finance receivables, less current portion	1,643,363	352,794
Prepaid expenses and other assets	410,838	190,703
Property and equipment, net	16,450,712	21,138,580
Deferred income taxes	26,290,424	26,353,330
Intangibles, net	432,100	432,100
Goodwill	7,663,208	7,663,208
Total assets	$67,688,304	$70,764,242

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,385,822	$7,753,911
Accrued expenses	1,726,614	1,915,799
Line of credit	4,000,000	5,000,000
Current obligations under long-term debt	203,621	172,911
Income taxes payable	-	21,021
Deferred gain from sale-leaseback transactions	860,390	380,895
Total current liabilities	12,176,447	15,244,537

Long-term liabilities:
Long-term debt, less current portion	261,716	249,865
Accrued expenses, less current portion	102,338	186,174
Warrant liabilities	139,755	585,209
Deferred gain from sale-leaseback transactions, less current portion	1,330,544	761,790
Total long-term liabilities	1,834,353	1,783,038
Total liabilities	14,010,800	17,027,575

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value:
Authorized shares- 1,800,000 Series A convertible preferred- Authorized shares- 900,000 Issued and outstanding shares- 442,968 (liquidation preference of $17,022,682 and $16,690,456, respectively)	3,138,056	3,138,056
Common stock, no par value: Authorized shares- 640,000,000 Issued and outstanding shares- 35,660,345 and 35,514,685, respectively	224,472,905	224,210,197
Accumulated deficit	(173,933,457)	(173,611,586)
Total shareholders’ equity	53,677,504	53,736,667
Total liabilities and shareholders’ equity	$67,688,304	$70,764,242

USA Technologies, Inc.
Consolidated Statements of Cash Flows

	Three months ended December 31,		Six months ended December 31,
	2014	2013	2014	2013
OPERATING ACTIVITIES:
Net income (loss)	$(260,915)	$409,191	$(321,871)	$702,845
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Charges incurred in connection with the vesting and issuance of common stock for employee and director compensation	185,891	104,464	324,695	188,856
(Gain) loss on disposal of property and equipment	(3,794)	(5,451)	(7,078)	9,484
Non-cash interest and amortization of debt discount	-	-	-	2,095
Bad debt expense, net	140,996	51,619	299,712	78,050
Depreciation	1,443,710	1,278,518	2,917,122	2,496,589
Amortization	-	-	-	21,953
Change in fair value of warrant liabilities	(135,402)	37,896	(445,454)	(181,201)
Deferred income taxes, net	423,379	6,912	62,906	13,823
Recognition of deferred gain from sale leaseback transactions	(215,097)	-	(403,424)	-
Changes in operating assets and liabilities:
Accounts receivable	(363,368)	344,611	(283,253)	1,049,726
Finance receivables	(778,212)	104,076	(1,533,674)	65,405
Inventory	(804,629)	45,903	(1,942,948)	123,920
Prepaid expenses and other current assets	(246,709)	(63,026)	(357,464)	(114,986)
Accounts payable	(2,338,176)	(68,081)	(2,459,444)	(1,315,867)
Accrued expenses	(87,130)	(503,280)	(273,021)	(485,516)
Income taxes payable	-	-	(21,021)	-

Net cash provided by (used in) operating activities	(3,039,456)	1,743,352	(4,444,217)	2,655,176

INVESTING ACTIVITIES:
Purchase of property and equipment	(18,879)	(10,601)	(50,369)	(25,227)
Purchase of property for rental program	-	(2,493,247)	(1,641,993)	(4,568,222)
Proceeds from sale of rental equipment under sale leaseback transactions	-	-	4,993,879	-
Proceeds from the sale of property and equipment	11,177	24,862	34,911	24,862

Net cash provided by (used in) investing activities	(7,702)	(2,478,986)	3,336,428	(4,568,587)

FINANCING ACTIVITIES:
Net proceeds from the exercise of common stock warrants and the retirement of common stock	(61,987)	1,679,433	(61,987)	1,765,087
Proceeds (repayment) from line of credit, net	(1,000,000)	-	(1,000,000)	1,000,000
Repayment of long-term debt	(72,856)	(100,700)	(168,467)	(177,677)

Net cash provided by (used in) financing activities	(1,134,843)	1,578,733	(1,230,454)	2,587,410

Net increase (decrease) in cash and cash equivalents	(4,182,001)	843,099	(2,338,243)	673,999
Cash and cash equivalents at beginning of period	10,916,078	5,811,900	9,072,320	5,981,000
Cash and cash equivalents at end of period	$6,734,077	$6,654,999	$6,734,077	$6,654,999

Supplemental disclosures of cash flow information:
Cash paid for interest	$55,992	$60,069	$135,191	$129,804
Depreciation expense allocated to cost of sales	$1,282,860	$1,151,643	$2,578,305	$2,233,158
Reclass of rental program property to inventory, net	$14,384	$7,544	$18,649	$13,117
Prepaid items financed with debt	$-	$-	$103,125	$101,850
Equipment and software acquired under capital lease	$107,903	$-	$107,903	$22,036
Disposal of property and equipment	$9,841	$44,512	$51,903	$218,716
Disposal of property and equipment under sale leaseback transactions	$-	$-	$3,873,275	$-

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP and GAAP measures are set forth below.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share – basic and diluted. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities, and a state income tax law change.

Non-GAAP net earnings (loss) per common share - diluted is calculated by dividing non-GAAP net income (loss) applicable to common shares by the number of diluted weighted average shares outstanding.

Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense.  We have excluded the non-operating items, benefit from reduction of the deferred tax asset valuation allowances and change in fair value of warrant liabilities, because they represent a non-cash charge that is not related to USAT's operations. We have excluded the non-cash expense stock-based compensation as it does not reflect the cash-based operations of USAT. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Management believes that non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share - diluted are important measures of USAT's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current and future financial performance.

Non GAAP Reconciliation
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (loss) and Earnings (loss) Per Common Share to Non-GAAP Earnings (loss) Per Common Share

	Three months ended December 31,
	2014	2013
Net income (loss)	$(260,915)	$409,191
Non-GAAP adjustments:
Fair value of warrant adjustment	(135,402)	37,896
Tax provision charge from state tax law changes	395,605	-
Non-GAAP net income (loss)	$(712)	$447,087

Net income (loss)	$(260,915)	$409,191
Non-GAAP net income (loss)	$(712)	$447,087

Cumulative preferred dividends	-	-
Net income (loss) applicable to common shares	$(260,915)	$409,191
Non-GAAP net income (loss) applicable to common shares	$(712)	$447,087

Net earnings (loss) per common share - basic	$(0.01)	$0.01
Non-GAAP net earnings (loss) per common share - basic	$-	$0.01

Weighted average number of common shares outstanding	35,657,519	34,136,884

Net earnings (loss) per common share - diluted	$(0.01)	$0.01
Non-GAAP net earnings (loss) per common share - diluted	$-	$0.01

Diluted weighted average number of common shares outstanding	35,657,519	34,222,731

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (Adjusted EBITDA)

	Three months ended December 31,
	2014	2013
Net income (loss)	$(260,915)	$409,191

Less interest income	(4,015)	(4,714)

Plus interest expense	49,429	60,405

Plus income tax expense	402,358	6,912

Plus depreciation expense	1,443,710	1,278,518

Plus change in fair value of warrant liabilities	(135,402)	37,896

Plus stock-based compensation	185,891	104,464

Adjusted EBITDA	$1,681,056	$1,892,672

Investor Contact:

Mike Bishop

The Blueshirt Group

Tel: +1 415-217-4968

mike@blueshirtgroup.com

Source: USA Technologies, Inc.

F-USAT